CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Legal Counsel” in Post-Effective Amendment No. 63 to the Registration Statement on Form N-1A of Sound Shore Fund, Inc. as filed with the Securities and Exchange Commission on or about April 25, 2025.

/s/ Sullivan & Worcester LLP

Sullivan & Worcester LLP

New York, New York

April 25, 2025